Exhibit 99.1

NEWS…	Contact:	Dirk Montgomery
April 5, 2007		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OSI RESTAURANT PARTNERS, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, April 5, 2007 - OSI Restaurant Partners, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s significant restaurant brands for the quarter ended March 31, 2007 compared to the same quarter in 2006 changed by approximately:

Quarter ended March 31, 2007	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-0.3%	-1.9%	-0.5%
Carrabba’s Italian Grills	-1.3%	n/a	-1.3%
Bonefish Grills	-0.8%	0.3%	-0.7%
Fleming’s Prime Steakhouse and Wine Bars	3.3%	n/a	3.3%
Roy’s	-2.1%	n/a	-2.1%

Domestic average unit volumes
Outback Steakhouses	-0.1%	-2.2%	-0.4%
Carrabba’s Italian Grills	-2.8%	n/a	-2.8%
Bonefish Grills	-3.8%	1.3%	-3.4%
Fleming’s Prime Steakhouse and Wine Bars	-1.6%	n/a	-1.6%
Roy’s	-2.5%	n/a	-2.5%

Sales information for the first quarter is preliminary and subject to final determination of gift card sales. Final sales results will be provided as part of the first quarter earnings release.

Changes in comparable store sales and average unit volumes for domestic, Company-owned restaurants for the quarter include year-to-year menu price changes of approximately:

Quarter ended March 31, 2007	Company-owned menu price changes (1)
Outback Steakhouses	0.4%
Carrabba’s Italian Grills	3.2%
Bonefish Grills	1.9%
____________
(1)
Reflects nominal amounts of menu price changes, prior to any change in product mix because of price increases, and may not reflect amounts effectively paid by the customer. Menu price increases are not provided for Fleming’s and Roy’s as a significant portion of their sales come from specials, which fluctuate daily.

Five-week Period Ended March 31, 2007 - Comparable Store Sales

Comparable store sales and average unit volumes for the Company’s significant restaurant brands for the five-week period ended March 31, 2007 compared with the five-week period in 2006 changed by approximately:

Five weeks ended March 31, 2007	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	0.2%	-2.2%	-0.1%
Carrabba’s Italian Grills	-0.7%	n/a	-0.7%
Bonefish Grills	-1.0%	-0.5%	-1.0%
Fleming’s Prime Steakhouse and Wine Bars	0.7%	n/a	0.7%
Roy’s	-1.6%	n/a	-1.6%

Domestic average unit volumes
Outback Steakhouses	0.4%	-3.2%	-0.1%
Carrabba’s Italian Grills	-2.3%	n/a	-2.3%
Bonefish Grills	-3.4%	0.2%	-3.2%
Fleming’s Prime Steakhouse and Wine Bars	-4.1%	n/a	-4.1%
Roy’s	-1.5%	n/a	-1.5%

Changes in comparable store sales and average unit volumes for domestic, Company-owned restaurants for the five-week period include year-to-year menu price changes of approximately:

Five weeks ended March 31, 2007	Company-owned menu price changes (1)
Outback Steakhouses	0.5%
Carrabba’s Italian Grills	3.2%
Bonefish Grills	1.5%
____________
(1)
Reflects nominal amounts of menu price changes, prior to any change in product mix because of price increases, and may not reflect amounts effectively paid by the customer. Menu price increases are not provided for Fleming’s and Roy’s as a significant portion of their sales come from specials, which fluctuate daily.

	Restaurants opened during the month ended March 31, 2007	Restaurants open as of March 31, 2007
Outback Steakhouses
Company-owned - domestic	3	684
Company-owned - international	1	122
Franchised and development joint venture - domestic	-	107
Franchised and development joint venture - international	1	45
Total	5	958
Carrabba's Italian Grills
Company-owned	2	234
Bonefish Grills
Company-owned	1	120
Franchised	-	7
Total	1	127
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	2	50
Roy’s
Company-owned	-	23
Cheeseburger in Paradise
Company-owned	1	40
Lee Roy Selmon’s
Company-owned	-	6
Blue Coral Seafood and Spirits
Company-owned	-	2

System-wide total	11	1,440

The OSI Restaurant Partners, Inc. restaurant system operates in 50 states and 20 countries internationally.

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